Oconee Federal Financial Corp. 10-Q

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oconee Federal Financial Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Curtis T. Evatt, President and Chief Executive Officer, and John W. Hobbs, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Curtis T. Evatt	Date: November 14, 2022
Curtis T. Evatt
President and Chief Executive Officer

/s/ John W. Hobbs	Date: November 14, 2022
John W. Hobbs
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Oconee Federal Financial Corp. and will be retained by Oconee Federal Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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